UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
AMENDMENT NO. 2

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
August 4, 2009

Extreme Home Staging, Inc.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA

(State or Other Jurisdiction of Incorporation)

000-52595	14-1961383
(Commission File Number)	(IRS Employer Identification No.)

4507 15th Ave.
Brooklyn, NY 11219
(Address of Principal Executive Offices)      (Zip Code)

(917) 543-3699

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement  communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement  communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)  On August 4, 2009,  Extreme Home Staging, Inc. (the “Registrant”) filed a Current Report on Form 8-K to disclose that it had replaced Moore & Associates, Chartered (“Moore & Associates”) as its independent registered public accounting firm.  At that time, Moore & Associates had advised the Registrant that it was no longer engaged in auditing public company financial statements.

On  September 1, 2009, the Registrant was advised by the Securities and Exchange Commission (“SEC”) that the PCAOB (Public Company Accounting Oversight Board) revoked the registration of Moore & Associates on August 27, 2009, because of violations of PCAOB rules and auditing standards in auditing the financial statements, PCAOB rules and quality controls standards, and Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, and noncooperation with a Board investigation.  This amended Form 8-K is being filed to disclose the revocation of Moore & Associates’ registration.

The Registrant provided Moore & Associates with a copy of the disclosures made above in response to Item 304(a) of Regulation S-K and requested that Moore & Associates furnish it with an amended letter addressed to the SEC stating whether or not it agrees with the above statements.  The Company was advised by Michael Moore that upon the advice of counsel Moore & Associates would not provide an amended Exhibit 16.1 letter.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

d)    Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 8, 2009	Extreme Home Staging, Inc.

By: /s/ Milka Fixler
Name: Milka Fixler
Title: President, CEO